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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Lewis E. Daidone, Chief Administrative Officer of Salomon Brothers Series Funds Inc - Salomon Brothers Institutional Money Market Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Administrative Officer
Salomon Brothers Series Funds Inc -         Salomon Brothers Series Funds Inc -
Salomon Brothers Institutional Money        Salomon Brothers Institutional Money
         Market Fund                                     Market Fund


/s/ R. Jay Gerken                           /s/ Lewis E. Daidone
---------------------------                 --------------------------
R. Jay Gerken                               Lewis E. Daidone
Date: August 29, 2003                       Date: August 29, 2003


This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 'SS' 1350 and is not being filed as part of the Form N-CSR with the Commission.